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                                                                   Exhibit 23.10

                          CONSENT OF DIRECTOR NOMINEE
                          ---------------------------

To E2Enet, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of E2Enet, Inc. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.


                                       /s/ Gerald H. Taylor
                                       -------------------------------
                                       Gerald H. Taylor

Dated: September 9, 1999